Exhibit 10.6

CURAGEN CORPORATION

BOARD OF DIRECTORS COMPENSATION POLICY

(Effective March 29, 2006)

STOCK COMPENSATION

Initial appointment grant:

•	30,000 stock options to each Board member, granted on the date of appointment to the Board, vesting 1/3 upon grant, 1/3 after year 1 of service and 1/3 after year 2 of service. (Vesting will be accelerated upon a 50% or greater change in control of CuraGen Corporation.)

Annual grant:

•	15,000 stock options to each Board member, granted in conjunction with the Annual Meeting, vesting immediately.

•	7,500 stock options to the Non-Executive Chairman of the Board, granted in conjunction with the Annual Meeting (or granted on the date of appointment to the position and prorated for the first fiscal year of appointment, the fiscal year ending with the date of the next regularly scheduled Annual Meeting), vesting immediately.

•	5,000 stock options to the Audit Committee Chair, granted in conjunction with the Annual Meeting (or granted on the date of appointment to the position and prorated for the first fiscal year of appointment, the fiscal year ending with the date of the next regularly scheduled Annual Meeting), vesting immediately.

•	2,500 stock options to the Compensation Committee Chair and the Nominating & Governance Committee Chair, granted in conjunction with the Annual Meeting (or granted on the date of appointment to the position and prorated for the first fiscal year of appointment, the fiscal year ending with the date of the next regularly scheduled Annual Meeting), vesting immediately.

CASH COMPENSATION - Retainers

Annual Retainer:

•	$20,000 for all Directors paid quarterly in arrears and prorated for less than a full quarter ending on August 15th, November 15th, February 15th and May 15th.

Additional Annual Retainer:

•	$30,000 for the Non-Executive Chairman of the Board, paid quarterly in arrears and prorated for less than a full quarter ending on August 15th, November 15th February 15th , and May 15th.

•	$15,000 for the Audit Committee Chair, paid quarterly in arrears and prorated for less than a full quarter ending on August 15th, November 15th, February 15th, and May 15th.

•	$10,000 for the Compensation Committee Chair and the Nominating & Governance Committee Chair, paid quarterly in arrears and prorated for less than a full quarter ending on August 15th, November 15th, February 15th and May 15th.

CASH COMPENSATION – Meeting Fees

Board of Directors Meetings:

•	$1,500 per regular meeting, plus expenses.

•	$750 per telephonic meeting.

Committee Meetings:

•	$1,250 per regular meeting to each Audit Committee Member.

•	$1,000 per regular meeting to each Compensation and Nominating & Governance Committee Member.

•	$1,000 per telephonic meeting to each Audit Committee Member.

•	$750 per telephonic meeting to each Compensation and Nominating & Governance Committee Member.

Additional Fees:

•	$1,000 per day for additional work performed onsite at CuraGen, in support of Board and/or Committee responsibilities.